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                                                                    Exhibit 10.7


                                                                           FINAL


                             CORRPRO COMPANIES, INC.

                           DEFERRED COMPENSATION PLAN









                            Effective - April 1, 2000




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                                                                           FINAL

                           DEFERRED COMPENSATION PLAN

                                Table of Contents
                                -----------------

ARTICLE 1
         1.1      Statement of Purpose

ARTICLE 2

DEFINITIONS
         2.1 Account
         2.2 Base Salary
         2.3 Beneficiary
         2.4 Board
         2.5 Bonus
         2.6 Change in Control
         2.7 Code
         2.8 Committee
         2.9 Compensation
         2.10 Company
         2.11 Corrosion Control Business
         2.12 Credited Service
         2.13 Deferral Account
         2.14 Deferral Benefit
         2.15 Deferral Election
         2.16 Disability
         2.17 Early Retirement
         2.18 Eligible Employee
         2.19 Employer
         2.20 Hardship Withdrawal
         2.21 Investment Return Rate
         2.22 Participant
         2.23 Participation Agreement
         2.24 Payment Date
         2.25 Plan
         2.26 Plan Year
         2.27 Retirement
         2.28 Selected Affiliate
         2.29 Termination for Cause
         2.30 Valuation Date


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ARTICLE 3

ELIGIBILITY AND PARTICIPATION
         3.1 Eligibility
         3.2 Participation
         3.3 Change in Participation Status
         3.4 Ineligible Participant


ARTICLE 4

DEFERRAL OF COMPENSATION
         4.1 Amount of Deferral
         4.2 Crediting Deferred Compensation

ARTICLE 5

BENEFIT ACCOUNTS
         5.1 Valuation of Account
         5.2 Crediting of Investment Return
         5.3 Statement of Account
         5.4 Vesting of Account
         5.5 Investment Vehicles

ARTICLE 6

PAYMENT OF BENEFITS
         6.1 Payment of Deferral Benefit upon Death, Disability or Retirement
         6.2 Payment of Deferral Benefit upon Termination
         6.3 Payments to Beneficiaries
         6.4 Termination for Cause
         6.5 Non-competition Provisions
         6.6 Hardship Withdrawal
         6.7 Form of Payment
         6.8 Commencement of Payments
         6.9 Small Benefit
         6.10 Change in Control

ARTICLE 7

BENEFICIARY DESIGNATION
         7.1 Beneficiary Designation
         7.2 Change of Beneficiary Designation
         7.3 No Designation
         7.4 Effect of Payment


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ARTICLE 8

ADMINISTRATION
         8.1 Committee
         8.2 Agents
         8.3 Binding Effect of Decisions
         8.4 Indemnification of Committee

ARTICLE 9

AMENDMENT AND TERMINATION OF PLAN
         9.1 Amendment
         9.2 Termination

ARTICLE 10

MISCELLANEOUS
         10.1 Funding
         10.2 Nonassignability
         10.3 Legal Fees and Expenses
         10.4 Captions
         10.5 Governing Law
         10.6 Successors
         10.7 Right to Continued services

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT D

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                                    ARTICLE 1

1.1 STATEMENT OF PURPOSE

This is the Corrpro Companies, Inc. Deferred Compensation Plan (the "Plan") made in the form of this Plan and in related agreements between the Employer and certain management or highly compensated employees. The purpose of the Plan is to provide management and highly compensated employees of the Employer with the option to defer the receipt of portions of their compensation payable for services rendered to the Employer. It is intended that the Plan will assist in attracting and retaining qualified individuals to serve as officers and managers of the Employer. The Plan is effective as of April 1, 2000.



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                                    ARTICLE 2

DEFINITIONS
-----------

When used in this Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

2.1 ACCOUNT.

"Account" means a Participant's Deferral Account.

2.2 BASE SALARY.

"Base Salary" means a Participant's base salary paid by an Employer to a Participant without regard to any increases or decreases in base salary as a result of (i) an election to defer base earnings under this Plan or (ii) an election between benefits or cash provided under a Plan of an Employer maintained pursuant to Section 125 or 401(k) of the Code.

2.3 BENEFICIARY.

"Beneficiary" means the person or persons designated or deemed to be designated by the Participant pursuant to Article 7 to receive benefits payable under the Plan in the event of the Participant's death.

2.4 BOARD.

"Board" means the Board of Directors of the Company.

2.5 BONUS.

"Bonus" means a Participant's bonus paid by the Employer to a Participant under the plans listed in EXHIBIT A attached hereto and to the degree limited in EXHIBIT A as applicable, without regard to any decreases as a result of (i) an election to defer all or any portion of a bonus under this Plan (ii) an election between benefits or cash provided under a plan of the Employer maintained pursuant to Section 401 (k) of the Code, or (iii) an election to participate in an employee stock purchase plan of an employee pursuant to Section 423 of the code.

2.6 CHANGE IN CONTROL.

"Change in Control" means a change in control as defined in Section 6.10.

2.7 CODE.

"Code" means the Internal Revenue Code of 1986, as amended.



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2.8 COMMITTEE.

"Committee" has the meaning set forth in Section 8. 1.

2.9 COMPENSATION.

"Compensation" means the Base Salary and Bonus, payable with respect to an Eligible Employee for each Plan Year.

2.10 COMPANY.

"Company" means Corrpro Companies, Inc. and Selected Affiliates and any successor(s) thereto.

2.11 CORROSION CONTROL BUSINESS

Corrosion Control Business means the business of providing corrosion control services and products including, but not limited to:

        - cathodic protection services and materials including construction and installation;
        - corrosion prevention engineering and consulting services for a wide variety of applications such as storage tanks, energy, environmental and infra-structure;
        -     nondestructive testing;
        -     coatings engineering, application and inspection;
        -     pipeline integrity services;
        -     pipeline surveys;
        -     anodic protection;
        - development and sale of corrosion control related software or interpreting and managing corrosion control related data and assessing risk;
        -     remote monitoring;
        -     corrosion related research and testing and analysis;
        -     manufacture and supply of anodes and other materials;
        -     assembly and/or supply of materials in such applications; and
        -     corrosion control contract and construction management services.

2.12 CREDITED SERVICE.

"Credited Service" means the sum of all periods of a Participant's employment by the Company or a Selected Affiliate for which vesting service credit is given under the Company 40l (k) Retirement Savings Plan.

2.13 DEFERRAL ACCOUNT.

"Deferral Account" means the account maintained on the books of the Employer for the purpose of accounting for the amount of Compensation that each Participant elects to defer under the Plan and for the amount of investment return credited thereto for each Participant pursuant to Article 5.



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2.14 DEFERRAL BENEFIT.

"Deferral Benefit" means the benefit payable to a Participant or his or her Beneficiary pursuant to Article 6.

2.15 DEFERRAL ELECTION.

"Deferral Election" means the written election made by a Participant to defer Compensation pursuant to Article 4.

2.16 DISABILITY.

"Disability" means a Participant's Disability as defined under the Company's Long Term Disability Plan or its successors.

2.17 EARLY RETIREMENT.

"Early Retirement" means the termination of a Participant as a full time employee who has reached age 55 or as otherwise granted by the Committee at its sole discretion.

2.18 ELIGIBLE EMPLOYEE.

"Eligible Employee" means a highly compensated or management employee of the Company who is designated by the Committee, by name or group or description, in accordance with Section 3.1 as eligible to participate in the Plan.

2.19 EMPLOYER.

"Employer" means, with respect to a Participant, the Company or the Selected Affiliate which pays such Participant's Compensation.

2.20 HARDSHIP WITHDRAWAL.

"Hardship Withdrawal" has the meaning set forth in Section 6.6.

2.21 INVESTMENT RETURN RATE.

"Investment Return Rate" means:

         (a) In the case of an investment named in EXHIBIT B of a fixed income nature, the interest deemed to be credited.

         (b) In the case of an investment named in EXHIBIT B of an equity investment nature, the increase and decrease in deemed value and dividends, if any, deemed to be credited.



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2.22 PARTICIPANT.

"Participant" means any Eligible Employee who elects to participate by filing a Participation Agreement

2.23 PARTICIPATION AGREEMENT.

"Participation Agreement" means the agreement filed by a Participant, in the form prescribed by the Committee, pursuant to Section 3.2.

2.24 PAYMENT DATE
"Payment Date" means, as applicable, a) the June 30th of the calendar year specified in a Participant's written payment election or b) the June 30th of the Plan Year immediately following a Plan Year in which an event occurs which entitles a Participant or Beneficiary to a payment from his or her Account.

2.25 PLAN.

"Plan" means Corrpro Companies, Inc. Company Deferred Compensation Plan as amended from time to time.

2.26 PLAN YEAR.

"Plan Year" means a twelve-month period commencing April 1 and ending the following March 3l.

2.27 RETIREMENT.

"Retirement" means the termination of a Participant as a full time employee who has reached age 65.

2.28 SELECTED AFFILIATE.

"Selected Affiliate" means (1) any company in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the chain owns or controls, directly or indirectly, stock possessing not less than 50 percent of the total combined voting power of all classes of stock or ownership interests in one of the other companies, or (2) any partnership or joint venture in which one or more of such companies is a partner or venture, each of which shall be selected by the Committee.



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2.29 TERMINATION FOR CAUSE.

Termination for Cause means:
(1) personal dishonesty within the course of employment with the Company which evidences a want of integrity or is a breach of trust.

(2) persistent failure to abide by reasonable rules and regulations governing the transaction of business of the Company as the Company may from time to time adopt or approve;

(3) persistent inattention to duties, or the commission of acts within employment with the Company amounting to gross negligence or willful misconduct.

(4) misappropriation of funds or property of the Company or committing any fraud against the Company or against any other person or entity in the course of employment with the Company;

(5) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled;

(6)      the conviction of a felony;

(7) inexcusable or repeated failure by Employee to follow applicable Company policies and procedures,

(8)      conduct of Employee which is materially detrimental to the Company;

2.30 VALUATION DATE.

"Valuation Date" means a date on which the amount of a Participant's Account is valued as provided in Article 5.



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                                    ARTICLE 3

ELIGIBILITY AND PARTICIPATION
-----------------------------

3.1 ELIGIBILITY.

Eligibility to participate in the Plan is limited to Eligible Employees. From time to time and subject to Section 3.4, the Committee shall prepare, and attach to the Plan as EXHIBIT C, a complete list of the Eligible Employees, by individual name or by reference to an identifiable group of persons or by descriptions of the components of compensation of an individual which would qualify individuals who are eligible to participate and all of whom shall be a select group of management or highly compensated employees.

3.2 PARTICIPATION.

Participation in the Plan shall be limited to Eligible Employees who elect to participate in the Plan by filing a Participation Agreement with the Committee. An Eligible Employee shall commence participation in the Plan upon the first day of his or her first payroll period following the receipt of his or her Participation Agreement by the Committee.

3.3 CHANGE IN PARTICIPATION STATUS.

On or before the December 31 immediately preceding the beginning of a Plan Year, a Participant may make or change a previously elected percentage of deferral of Base Salary or elect to terminate his or her participation in the Plan. Such changes will only become effective as of the beginning of the next Plan Year following receipt of the change in election by the Committee and in accordance with the Company's prevailing administrative procedures. Amounts credited to such Participant's Account with respect to periods prior to the effective date of such termination shall continue to be payable pursuant to, receive investment credit on, and otherwise be governed by, the terms of the Plan. A Participant must make a Bonus deferral election by filing a written notice thereof with the Committee prior to December 31 of the calendar year immediately preceding the actual payment or deferral date of the Bonus.

3.4 INELIGIBLE PARTICIPANT.

Notwithstanding any other provisions of this Plan to the contrary, if the Committee determines that for a particular Plan Year, any Participant may not qualify as a "management or highly compensated employee" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or regulations thereunder, the Committee may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan for that Plan Year.



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                                    ARTICLE 4

DEFERRAL OF COMPENSATION
------------------------

4.1 AMOUNT OF DEFERRAL.

With respect to each Plan Year, a Participant may elect to defer a specified percentage or specified dollar amount of his or her Compensation up to the percentage of compensation defined and on the terms described in EXHIBIT A attached hereto.

4.2 CREDITING DEFERRED COMPENSATION.

The amount of Compensation that a Participant elects to defer under the Plan shall be credited by the Employer to the Participant's Deferral Account periodically, the frequency of which will be determined by the Committee. To the extent that the Employer is required to withhold any taxes or other amounts from a Participant's Deferred Compensation pursuant to any state, federal or local law, such amounts shall be withheld from the Participant's compensation without regard to the deferral election in accordance with applicable requirements.



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                                    ARTICLE 5

BENEFIT ACCOUNTS
----------------

5.1 VALUATION OF ACCOUNT.

As of each Valuation Date, a Participant's Account shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, plus the Participant's Deferred Compensation credited pursuant to Section 4.2 since the immediately preceding Valuation Date, plus investment return credited as of such Valuation Date pursuant to Section 5.2, minus the aggregate amount of distributions, if any, made from such Account since the immediately preceding Valuation Date.

5.2 CREDITING OF INVESTMENT RETURN.

As of each Valuation Date, each Participant's Deferral Account shall be increased by the amount of investment return earned since the immediately preceding Valuation Date. Investment return shall be credited at the Investment Return Rate as of such Valuation Date. Until a Participant or his or her Beneficiary receives his or her entire Account, the unpaid balance thereof shall earn an investment return as provided in this Section 5.2.

5.3 STATEMENT OF ACCOUNT.

The Committee shall provide to each Participant, within 90 days after the close of each fiscal year, a statement setting forth the balance of such Participant's Account as of the last day of the preceding fiscal year and showing all adjustments made thereto during such fiscal year.

5.4 VESTING OF ACCOUNT.

Except as provided in Sections 10.1 and l0.2, a Participant shall be 100% vested in his or her Deferral Account at all times.

5.5 INVESTMENT VEHICLES.

The Company may select investment vehicles which may owned as general assets by the Company or as assets of a trust described in Section l0.1. The deemed investment vehicles are set forth in EXHIBIT B, which the Company may amend from time to time in its sole discretion.

A Participant may elect to allocate deferred amounts in accordance with the investment models set forth on Exhibit B or as otherwise provided pursuant to this Plan. A Participant may change the deemed investment of his Account or change the deemed investment of future credits to his Account and the deemed investment of his existing Account balance may differ from the deemed investment of future amounts credited to the Account. Such changes shall be made in accordance with procedures as the Committee may establish from time to time. Such procedures may



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regulate the frequency of such changes and the form of notice required to make such election or changes. The Committee may also establish a deemed investment which shall apply if the Participant makes no election.

The effective date of any change shall be the date for which the appropriate direction to the Company or its designee has been properly received in accordance with the procedures established by the Committee. The Committee shall have the right to refuse to honor any Participant direction related to investments or withdrawals, including transfers among investment options, where necessary or desirable to assure compliance with applicable law including, U.S. and other securities laws. However, neither the Company nor the Committee assumes any responsibility for compliance by officers or others with any such laws, and any failure by the Company or the Committee to delay or dishonor any such direction shall not be deemed to increase the Company's legal obligations to the Participant or third parties.



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                                    ARTICLE 6

PAYMENT OF BENEFITS
-------------------

6.0      GENERALLY.

Except as provided below, the Employer shall pay to the Participant the Deferral Benefits in accordance with the Participants written election.

6.1 PAYMENT OF DEFERRAL BENEFIT UPON DEATH, DISABILITY OR RETIREMENT.

Upon the death, Disability, Early Retirement, or Retirement of a Participant, the Employer shall pay to the Participant or his Beneficiary on the Payment Date a Deferral Benefit equal to the balance of his or her Account determined pursuant to Article 5, less any amounts previously distributed, based on his written election pursuant to Section 6.7

6.2 PAYMENT OF DEFERRAL BENEFIT UPON TERMINATION.

Upon the termination of service of the Participant as an employee of the Employer and all Selected Affiliates for reasons other than death, Disability, or Retirement, or Early Retirement the Employer shall pay to the Participant a Deferral Benefit either, as determined by the Committee taking into account the facts and circumstances including the commencement date and payment period of each option, a) in accordance with the Participants payment election, b) in a lump sum, or c) in three annual installments beginning on the Payment Date, less any amounts previously distributed, plus interest accrued as completed pursuant to this Plan.

However, in the event of an involuntary termination as a result of a Change of Control of the Company, the participant may receive his or her Deferral Benefit based on his or her written election pursuant to Section 6.7. In the event no written election has been made prior to a Change of Control, then the Deferral Benefit will be paid in five annual installments, the first of which shall be made by the Payment Date. Remaining Deferral Benefit payments will be made on the applicable anniversary of the Payment Date.

6.3 PAYMENTS TO BENEFICIARIES.

In the event of the Participant's death prior to his or her receipt of all elected annual installments, his or her Beneficiary will receive the remaining annual installments at such times as such installments would have become distributable to the Participant.

6.4 TERMINATION FOR CAUSE

Notwithstanding any other provision of this Plan, upon a Participant's Termination for Cause, Participant shall forfeit all earnings previously credited to Participants deferral. No further earnings shall accrue to Participants Deferral Account. Participant's Deferral Account as so determined, shall otherwise be payable in accordance with the terms of this Plan.



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6.5 NON-COMPETITION PROVISIONS

A Participant's deferral account shall cease to accrue further earnings from the date that subsequent to such Participants voluntary termination of employment, Participant accepts employment with, or act as an officer, director, consultant, contractor, or advisor in a capacity in which he is to perform similar duties in a Corrosion Control Business for a competitor of the Company, or enter into competition with the Company, either by himself or through any entity owned or managed in whole or in part by him in a corrosion control business.

6.6 HARDSHIP WITHDRAWAL.

In the event that the Committee, under written request of a Participant or Participant's beneficiary or representative in the event of Participants death or incapacity, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Employer shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency (the "Hardship Withdrawal"), but not exceeding the aggregate balance of such Participant's Deferral Account as of the date of such payment. For purposes of this Section 6.6, an "unforeseeable financial emergency" means an event that the Committee determines to give rise to an unexpected need for cash arising from an illness, casualty loss, death, sudden financial reversal or other such unforeseeable occurrence. Amounts of Hardship Withdrawal may not exceed the amount the Committee reasonably determines to be necessary to meet such emergency needs (including taxes incurred by reason of a taxable distribution). The amount of the Deferral Benefit otherwise payable under the Plan to such Participant shall be adjusted to reflect the early payment of the Hardship Withdrawal.

6.7 FORM OF PAYMENT

The Deferred Benefit payable pursuant to Section 6.0 and 6.1 shall be paid in one of the following forms, as elected by the Participant in his or her Participant Agreement on file.

         (a) The amount of the Deferred Benefit over a period at least 2 years but not to exceed ten (10) years, adjusted for earnings or losses thereon after the payment commencement date pursuant to Section 5.2. Each installment payment shall equal the quotient determined by dividing the Participant's remaining account balance at the time of the payment by the number of remaining installments (including the current installment).

         (b) A lump sum on or before the Payment Date.

In the event a Participant fails to make a distribution election, his or her Account Balance shall be distributed as a lump sum distribution on or before the Payment Date after his or her death or Disability.

During the time within which payments are being made pursuant to 6.7(a), the former Participant may continue to request deemed investments pursuant to
Section 5.5, with respect to the balance of his or her Deferred Benefit.



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6.8 COMMENCEMENT OF PAYMENTS.

Commencement of payments under Section 6.1 of the Plan shall begin on or before the Payment Date following receipt of written notice by the Committee of an event which entitles a Participant (or a Beneficiary) to payments in lump sum under the Plan.

6.9 SMALL BENEFIT.

In the event the Committee determines that the balance of a Participant's Account is less than $5,000 at the time of commencement of payments, or the portion of the balance of the Participant's Account payable to any Beneficiary is less than $5,000 at the time of commencement of payments, the Committee may inform the Employer and the Employer, in its discretion, may choose to pay the benefit in the form of a lump sum payment, notwithstanding any provision of the Plan or a Participant election to the contrary. Such lump sum payment shall be equal to the balance of the Participant's Account or the portion thereof payable to a Beneficiary.

6.10 CHANGE IN CONTROL

Notwithstanding any other provisions of the Plan, in the event the Plan is terminated within 2 years following a Change in Control (as defined on EXHIBIT
D), the Participant's Deferred Accounts shall be paid to participants in two installments by the third anniversary by such Change in Control.



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                                    ARTICLE 7

BENEFICIARY DESIGNATION
-----------------------

7.1 BENEFICIARY DESIGNATION.

Each Participant shall have the sole right, at any time, to designate any person or persons as his Beneficiary to whom payment under the Plan shall be made in the event of his or her death prior to complete distribution to the Participant of his or her Account. Any Beneficiary designation shall be made in a written instrument provided by the Committee. All Beneficiary designations must be filed with the Committee and shall be effective only when received in writing by the Committee.

7.2 CHANGE OF BENEFICIARY DESIGNATION.

Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed. The designation of a Beneficiary may be made or changed at any time without the consent of any person.

7.3 NO DESIGNATION.

If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

7.4 EFFECT OF PAYMENT.

Payment to a Participant's Beneficiary (or, upon the death of a primary Beneficiary, to the contingent Beneficiary or, if none, to the Participant's estate) shall completely discharge the Employer's obligations under the Plan.



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                                    ARTICLE 8

ADMINISTRATION
--------------

8.1 COMMITTEE.

The administrative committee for the Plan (the "Committee") shall be those members of the Benefit Committee as established by the Compensation Committee of the Board. The Committee shall have complete discretion to i) supervise the administration and operation of the Plan, ii) adopt rules and procedures governing the Plan from time to time, and, iii) shall have authority to give interpretive rulings with respect to the Plan.

8.2 AGENTS.

The Committee may appoint an individual, who may be an employee of the Company, to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

8.3 BINDING EFFECT OF DECISIONS.

Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

8.4 INDEMNIFICATION OF COMMITTEE.

The Company shall indemnify and hold harmless the members of the Committee and their duly appointed agents under Section 8.2 against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee.



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                                    ARTICLE 9

AMENDMENT AND TERMINATION OF PLAN
---------------------------------

9.1 AMENDMENT.

The Board of Directors of the Company, or its Compensation Committee on behalf of itself and of each Selected Affiliate, may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or reinstatement may adversely affect any Participant's Account, as it existed as of the day before the effective date of such amendment, suspension or reinstatement, without such Participant's prior written consent.

9.2 TERMINATION.

The Board of Directors of the Company, or its Compensation Committee on behalf of itself and of each Selected Affiliate, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever. Upon termination of the Plan, the Committee shall take those actions necessary to administer any Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant's Account, as it existed as of the day before the effective date of such termination, or the timing or method of distribution of a Participant's Account without the Participant's prior written consent. Notwithstanding the foregoing, a termination of the Plan shall not give rise to accelerated or automatic vesting of any Participant's Account.



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                                   ARTICLE 10

MISCELLANEOUS
-------------

10.1 FUNDING.

Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future. Notwithstanding the foregoing, the Company may create an irrevocable trust, to hold funds to be used in payment of the obligations of Employer under the Plan. In the event of a Change in Control or prior thereto, the Employer shall fund such trust in an amount equal to not less than the total value of the Participants' Accounts under the Plan as of the Valuation Date immediately preceding the Change in Control, provided that any funds contained therein shall remain liable for the claims of the respective Employer's general creditors.

10.2 NONASSIGNABILITY.

No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them) shall be assignable or transferable in any manner or be subject to alienation, anticipation, sole, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit (including the Deferral Account) to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by the delivery of a written "termination declaration" to the last known address of the Participant or Beneficiary whose interest is adversely affected (the "terminated participant")

10.3 LEGAL FEES AND EXPENSES.

It is the intent of the Company and each Selected Affiliate that no Eligible Employee or former Eligible Employee be required to incur the expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to an Eligible Employee hereunder. Accordingly, if after a Chance in Control it should appear that the Employer has failed to comply with any of its obligations under this Plan or in the event that the Employer or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Eligible Employee the benefits intended to be provided to such Eligible Employee hereunder, the Employer irrevocably authorizes such Eligible Employee from time to time retain counsel of his or her choice, at the expense of the Employer as hereafter provided, to represent such Eligible Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Employer or



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                                                                           FINAL

any director, officer, stockholder or other person affiliated with the Employer in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Employer and such counsel, the Employer irrevocably consents to such Eligible Employee's entering into an attorney-client relationship with such counsel, and in that connection, the Employer and such Eligible Employee agree that a confidential relationship shall exist between such Eligible Employee and such counsel. The Employer shall pay and be solely responsible for any and all reasonable attorneys' and related fees and expenses incurred by such Eligible Employee as a result of the Employer's failure to perform under this Plan or any provision thereof; or as a result of the Employer or any person contesting the validity or enforceability of this Plan or any provision thereof.

10.4 CAPTIONS.

The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

10.5 GOVERNING LAW.

The provisions of the Plan shall be construed and interpreted according to the laws of the state of Ohio.

10.6 SUCCESSORS.

The provisions of the Plan shall bind and inure to the benefit of the Company, its Selected Affiliates, and their respective successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a Selected Affiliate and successors of any such Company or-other business entire.

10.7 RIGHT TO CONTINUED SERVICE.

Nothing contained herein shall be construed to confer upon any Eligible Employee the right to continue to serve as an Eligible Employee of the Employer or in any other capacity.



As of April 1, 2000.


                                     COMPANY


                                     By:    /s/ JAMES DELONG
                                            -----------------------------------

                                     Title: Vice President
                                            -----------------------------------



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                                                                           FINAL

                             CORRPRO COMPANIES, INC.
                             -----------------------
                           DEFERRED COMPENSATION PLAN
                           --------------------------
                                  APRIL 1, 2000
                                  -------------

                                    EXHIBIT A
                                    ---------

SECTION 2.5.  BONUS PLANS
------------  -----------

For purposes of Section 2.5, Bonus means bonus payable under the Company's Management Incentive Plan and Sales Management Incentive Plan and their successor plans as in effect from time to time and such other plans as designated by the Committee.

SECTION 4.1 - AMOUNT OF DEFERRAL
--------------------------------

I.       Effective April 1, 2000, during a Plan Year a Participant may defer:

         A. A minimum of $50 per pay period or $1,000 of Participant's Bonus (Bonus amounts under $1,000 are not eligible for deferral).

         B.       A maximum of:
                  25% of annual Base Salary
                  100% of Bonus

         For purposes hereof, Bonus includes only amounts payable under the Company's annual Management Incentive Plan and Sales Management Incentive Plan and their successor plans as in effect from time to time and such other plans as designated by the Committee. It does not include awards under the Company's 1997 Long Term Incentive Plan or other arrangements unless specifically designated by the Committee.

II. A Participant's compensation deferred shall be credited to the Participant's account as of the applicable pay dates on which such amounts were deferred.

III.     Timing for making Deferral Election

         A. With respect to Base Salary, the Participant's Deferral Election must be submitted prior to the beginning of the Plan Year for which it is to be effective.

         B. With respect to the Bonus, the Participant Deferral Election must be submitted on or before the December 31 falling within the Plan Year for which such Bonus is payable (for example, the election for a Bonus payable in June 2001 for the Plan Year ending March 31, 2001 must be submitted on or before December 31, 2000).

         C. A Participant's Deferral Election shall be effective and irrevocable for the Plan Year for which it is made. A separate Deferral Election is required for each Plan Year.

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                                                                           FINAL

D. Payment Elections. A Participant shall make a one-time election to receive his or her account balance in one lump sum or paid out over a period of between two and ten years. A Participant may elect to have such payment or payments commence on designated Payment Dates of a specified year, or at retirement, or a confirmation thereof. Except as otherwise determined by the Committee the foregoing form of payment election shall apply to all Deferral Elections and shall be irrevocable.

E. At least one year and one day prior to the first Payment Date of a Participant's payment election, a Participant may modify the payment election to commence on a later date and/or change the number of payments elected. Under no circumstances, other than Hardship, as provided in Section 6.5, may the initial Payment Date be accelerated.

                                                                           FINAL

                             CORRPRO COMPANIES, INC.
                             -----------------------
                            DEFERRED COMPENSATION PLAN
                            --------------------------
                                  APRIL 1, 2000
                                  -------------

                                    EXHIBIT B
                                    ---------

SECTION 2.21 - INVESTMENT RETURN RATE
-------------------------------------

Investment Vehicles

I. Except as otherwise determined by the Committee, the Investment Vehicles shall be

         A. An income vehicle consisting of the 5-year average Moody's bond rate plus 2% as published by Moody's Investment Services ("Moody's Index) The Moody's Index for a particular Plan Year shall be established as of the December 31 immediately preceding such Plan Year (e.g. the Moody's Index for the Plan Year ending March 31, 2001 is determined as of December 31,
                  1999).

         B. An equity vehicle consisting of the S&P500 index as published by the Standard & Poor's ("S&P500 Index")

II. A Participant shall make an election as to the allocation of his or her account balance and may split his or her account balance between the Investment Vehicles above. A Participant's election shall apply to his or her account balance in the aggregate, i.e. a Participant shall not make separate investment allocation elections as to separate Deferral Elections.

III. A Participant may change his or her Investment allocation elections one time each Calendar Month.

                                                                           FINAL

                             CORRPRO COMPANIES, INC.
                             -----------------------
                           DEFERRED COMPENSATION PLAN
                           --------------------------
                                  APRIL 1, 2000
                                  -------------

                                    EXHIBIT C
                                    ---------

SECTION 3.1- ELIGIBLE EMPLOYEES
-------------------------------

The Committee has determined that the following named individuals or groups of persons qualify as eligible to participate in the Plan as Eligible Employees:


ELIGIBLE FOR DEFERRAL BENEFITS:

The following select group of highly compensated, management employees:

Employees of the Company paid from the U.S. with a combined Base Salary and Bonus target as of April 1 of a plan year in excess of $80,000 and other employees selected from time to time by the Committee, including those listed on EXHIBIT C attached hereto as adopted from time to time by the Committee.

                                                                           FINAL

                             CORRPRO COMPANIES, INC.
                             -----------------------
                           DEFERRED COMPENSATION PLAN
                           --------------------------
                                  APRIL 1, 2000
                                  -------------

                                    EXHIBIT D
                                    ---------

SECTION 2.6 CHANGE IN CONTROL.
------------------------------

"Change in Control" means, and shall be deemed to occur on the date that:
        (i)       any Person becomes an Acquiring Person;
        (ii) less than a majority of the total membership of the board or directors of the Company shall be Continuing Directors; or
        (iii) the shareholders of the Company shall approve a merger, consolidation or reorganization of the Company and immediately after such merger, consolidation, or reorganization voting securities which entitle the holders thereof to exercise a majority of the voting power of the surviving or resulting corporation or other Person are not (A) voting securities of the Company outstanding immediately prior to such merger, consolidation or reorganization, or (B) securities received in exchange for such voting securities of the Company
        (iv) the shareholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, provided that a Change in Control shall no longer be deemed to exist under subparagraph (iii) or (iv) immediately above if the agreement for any approved transaction under such subparagraphs is terminated without consummation of the transaction or if the transaction is otherwise abandoned.

For purposes of this definition, "Acquiring Person" means any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of securities, not including securities acquired as set forth in subsection (b) below, of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities, unless such Person has filed Schedule 13G and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Schedule 13G for reporting of ownership.

In determining whether a Person has become an Acquiring Person, voting securities that are acquired in an acquisition by:
        (i) an employee benefit plan (or trust forming a part thereof) maintained by:

                  (a)      the Company
                  (b) any corporation or other person of which a majority of its voting power or its equity securities or equity interests are owned directly or indirectly by the Company (a "Subsidiary"),

        (ii)     the Company or any Subsidiary,

        (iii)    a Person directly from the Company; or

        (iv)     any Person in connection with:

                                                                           FINAL


                   a) a merger, consolidation or reorganization of the Company and immediately after which the voting securities that are entitled to exercise a majority of the voting power of the surviving or resulting corporation or other Person are (A) voting securities of the Company outstanding immediately prior to such merger, consolidation or reorganization, or (B) securities received in exchange for such voting securities of the Company; or

                   b) a transaction immediately subsequent to which more than a majority of the total membership of the board or directors of the Company shall be Continuing Directors shall not constitute an acquisition for purposes of this definition.

For purposes of this definition, "Continuing Directors" means any member of the Board who was a member of the Board as of April 1, 2000, and any successor of a Continuing Director while such successor is a member of the Board, who is not an Acquiring Person, or an affiliate or associate thereof, and is recommended, nominated, or elected to succeed the Continuing Director by a majority of Continuing Directors.

For purposes of this definition, "Person" means any individual, corporation, partnership, group, association or other "person" as such term is used in
Section 13(d) and 14(d) of the Exchange Act.